United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 13, 2010
(Date of earliest event reported)

Applied Signal Technology, Inc. (Exact name of registrant as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	000-21236 (Commission file number)	77-0015491 (I.R.S. Employer Identification No.)
400 West California Ave., Sunnyvale, CA 94086 (Address of principal executive offices)
(408) 749-1888 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 13, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Applied Signal Technology, Inc. (the “Company”) approved certain amendments to the Company’s Executive Retention and Severance Plan, as amended through November 19, 2008 (the “2008 Retention Plan”). The Committee determined it advisable and in the best interests of the Company and its shareholders to adopt certain amendments to the 2008 Retention Plan to (i) clarify the 2008 Retention Plan’s compliance with Section 409A of the Internal Revenue Code and the scope of the term “Good Reason” as defined in the 2008 Retention Plan, and (ii) to extend the “Change in Control Period” as defined in the 2008 Retention Plan for unvested equity awards until the date occurring 24 months following a Change in Control (as defined by the 2008 Retention Plan).

Subject to certain circumstances, the amendments will be effective upon execution by each participant of the agreement to participate in the 2008 Retention Plan, as amended.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2010	Applied Signal Technology, Inc. (Registrant)
By: /s/ James E Doyle James E. Doyle Chief Financial Officer